THIRD MODIFICATION OF CREDIT AGREEMENT


               THIS THIRD MODIFICATION OF CREDIT AGREEMENT (the  "Modifica-
          tion") is entered into as of the 30th day of November, 1994 by and between DYCOM INDUSTRIES INC., a Florida corporation ("Borrower") and FIRST UNION NATIONAL BANK OF FLORIDA, a National Banking Association ("Lender").


                                 W I T N E S S E T H:


               WHEREAS, Borrower and Lender entered into a certain Credit Agreement dated as of April 28, 1993, which was amended by First Modification dated December 13, 1993 and by Second Modification dated April 7, 1994 (as amended, the "Credit Agreement"); and

               WHEREAS, Borrower has requested that Lender amend the Credit Agreement to (i) extend and modify the Standby Letter of Credit Facility referenced in Section 4; and (ii) extend and modify the Equipment Acquisition Facility referenced in Section 5; and (iii) modify certain of the financial covenants contained in Section 9; and

               WHEREAS, Lender is willing to amend the Credit Agreement as more particularly set forth herein.

               NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the parties do hereby modify the Credit Agreement, as follows:

               1. Standby Letter of Credit Facility. The expiration date of the Standby Letter of Credit Facility referenced in Section 4 of the Credit Agreement is hereby extended to November 30, 1995. Accordingly, Section 4.01 of the Credit Agreement is modified by deleting the date of "November 30, 1994" which occurs therein and inserting in lieu thereof the date "November 30, 1995." Sections
          4.02 and 4.06 of the Credit Agreement are amended by deleting the date of "November 30, 1995" which appears therein and inserting in lieu thereof the date of "November 30, 1996."

               2. Equipment Acquisition Facility. The expiration date of the Equipment Acquisition Facility referenced in Section 5 of the Credit Agreement is hereby extended to November 30, 1995. The maximum term of any Equipment Acquisition Advance is hereby limited to three years or March 30, 1998, whichever occurs first. Accordingly, paragraph 5.01 of the Credit Agreement is amended to delete the date "November 30, 1994" and insert in lieu thereof the date "November 30, 1995," and Section 5.04 of the Credit Agreement is amended to delete the words "or four years" which appear in the sixth line of the subsection. Similarly, in
          Section 5.07 of the Credit Agreement, the phrase "and in 16 equal quarterly installments from the date of the Advance if the tenor of such Equipment Acquisition Advance is four years" is hereby deleted.

               3. Section 9.01, Consolidated Tangible Net Worth is modified to provide that Borrower shall not permit Consolidated Tangible Net Worth on a date set forth below to be less than the amount set forth opposite such date below:

                         PERIOD                  AMOUNT

                    April 30, 1995           $1,500,000.00
                    July 31, 1995             2,000,000.00
                    October 31, 1995          3,000,000.00
                    January 31, 1996          3,500,000.00
                    August 1, 1996            4,000,000.00


          The minimum requirements for dates after August 1, 1996 shall remain as set forth in the Credit Agreement.

               4. Section 9.02, Working Capital is modified to provide that Borrower shall not permit Consolidated Working Capital to be less than $5,500,000.00 at any time after May 1, 1995.

               5. Section 9.04, Liabilities to Net Worth Ratio is modified to provide that Borrower shall not permit the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth at any Quarter end during a period set forth below to exceed the ratio set forth opposite such period below:

                         PERIOD                  RATIO

               From August 1, 1995 to
               July 31, 1996                   15:1.0

               From August 1, 1996 to
               July 31, 1997                   10:1.0


          The requirements for dates after July 31, 1997 shall remain as set forth in the Credit Agreement.

               6.   All  requirements  contained  in  Section  9  regarding
          testing  of   compliance   and  the   furnishing  of   Compliance
          Certificates shall remain in effect and are hereby reaffirmed.





















               7.   Except  as   expressly  modified  herein,   the  Credit
          Agreement as previously amended is hereby reaffirmed in its entirety.


                                             DYCOM INDUSTRIES INC.


                                            By:  /s/ Thomas R. Pledger
                                               ----------------------------
                                            Its: Chairman and CEO
                                                ---------------------------


                                            Agreed:

                                            FIRST UNION NATIONAL BANK
                                            OF FLORIDA



                                            By:  /s/ John W. Lowery, Jr.
                                               ----------------------------
                                            Its: Vice President

          MIAMI 332360.1 - BJC(1)








































                                CONSENT BY GUARANTORS


               THIS CONSENT BY GUARANTORS is executed as of the 30th day of November, 1994 by the following corporations:

                    a.   Advance  Leasing  of  Guilford,  Inc.,  a  Florida
                         corporation
                    b.   Ansco & Associates, Inc., a Florida corporation
                    c.   Coastal Plains, Inc., a Georgia corporation
                    d.   Fiber Cable, Inc., a Delaware corporation
                    e.   Globe  Communications,  Inc.,   a  North  Carolina
                         corporation
                    f.   Ivy H. Smith Company, a Florida corporation
                    g.   Kohler  Construction  Company,   Inc.,  a  Florida
                         corporation
                    h.   Prime  Utility   Contractors,  Inc.,   an  Alabama
                         corporation
                    i.   Signal  Construction  Company,   Inc.,  a  Florida
                         corporation
                    j.   Southeastern   Electric   Construction,   Inc.,  a
                         Florida corporation
                    k.   Star Construction, Inc., a Tennessee corporation
                    l.   S.T.S., Inc., a Florida corporation
                    m.   TESINC, an Arizona corporation

          (collectively the "Guarantors"), in favor of FIRST UNION NATIONAL BANK OF FLORIDA (the "Lender").


                                 W I T N E S S E T H:


               WHEREAS, as of April 28, 1993, the Guarantors executed Guaranty Agreements in favor of Lender pertaining to the Credit Agreement and the Loan Documents referenced therein executed by Dycom Industries Inc., a Florida corporation ("Borrower") and Lender; and

               WHEREAS,  the   Credit  Agreement  was  modified   by  First
          Amendment dated December 13, 1993 and by Second Modification dated April 7, 1994; and

               WHEREAS, Borrower has requested that Lender execute and deliver and a Third Modification of Credit Agreement; and

               WHEREAS, as a pre-condition to executing the Third Modification of Credit Agreement, Lender has required that the Guarantors consent to the Third Modification of Credit Agreement; and

               WHEREAS, it is to the benefit of Guarantors that Lender consent and execute the Third Modification of Credit Agreement.












               NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the Guarantors hereby agree as follows:

               1.   The Guarantors do hereby consent and agree to the terms
          and conditions of the Third Modification of Credit Agreement, a copy of which is attached hereto as Exhibit "A" and incorporated by reference herein. Guarantors agree that the Guaranty Agreements previously executed by Guarantors shall remain in full force and effect and that the obligations of the Borrower under the Credit Agreement shall be modified by the Third Modification of Credit Agreement.

               2. Guarantors do hereby reaffirm in full their respective Guaranties.

               IN WITNESS WHEREOF, this document has been duly executed as of the day and year first set forth above.

                                        Advance Leasing of Guilford, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ------------------------------
                                        Its: Vice President
                                            -----------------------------


                                        Ansco & Associates, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           -----------------------------
                                        Its: Vice President
                                            ----------------------------


                                        Coastal Plains, Inc.


                                       By:  /s/ Thomas R. Pledger
                                          -----------------------------
                                       Its: Vice President
                                           ----------------------------


                                        Fiber Cable, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------









                                        Globe Communications, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------


                                        Ivy H. Smith Company


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------


                                        Kohler Construction Company, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------


                                        Prime Utility Contractors, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------


                                        Signal Construction Company, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------


                                        Southeastern Electric Construction,
                                        Inc.

                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------

                                        Star Construction, Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------







                                        S.T.S., Inc.


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------


                                        TESINC


                                        By:  /s/ Thomas R. Pledger
                                           ----------------------------
                                        Its: Vice President
                                            ---------------------------














          MIAMI 332366.1 - WLK